EXHIBIT 23

                      INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-87445, 333-09435 and 333-09503 of CompuDyne Corporation on Form S-8 of our report dated February 12, 2002, relating to the consolidated financial statements of CompuDyne Corporation appearing in the Current Report on Form 8-K of CompuDyne Corporation dated March 25, 2002.



Deloitte & Touche LLP
McLean, Virginia
March 29, 2002